EXHIBIT 5.1

              [LETTERHEAD OF DAVIES WARD PHILLIPS & VINEBERG LLP]

                                October 31, 2002

E-Z-EM, Inc.
717 Main Street
Westbury, NY 11590

                  Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on October 31, 2002 (the "Registration Statement").

      The Registration Statement covers the registration of 2,121,704 shares of common stock, $.10 par value per share, of the Company (the "Shares"), which are issuable by the Company pursuant to the E-Z-EM, Inc. 1983 Stock Option Plan, as amended, the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan, as amended, and the E-Z-EM, Inc. Employee Stock Purchase Plan, as amended (collectively, the "Plans").

      We examined the Registration Statement and have also examined and relied as to factual matters upon originals or copies of such documents, records, certificates, and other instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents, records, certificates and instruments submitted to us as originals, and the conformity with originals of all documents, records, and instruments submitted to us as copies.

      This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws, and we do not express any opinion herein concerning any other law.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Plans and paid for in full in accordance with the terms of the Plans, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,


                            /s/ DAVIES WARD PHILLIPS & VINEBERG LLP
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                            DAVIES WARD PHILLIPS & VINEBERG LLP